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                                                                    EXHIBIT 10.2

                            ENCAP INVESTMENTS L.L.C.
                              1100 LOUISIANA STREET
                                   SUITE 3150
                              HOUSTON, TEXAS 77002


                                 April 14, 2003


Energy Capital Investment Company PLC
One Bow Churchyard
London EC4M 9HH

         RE:      Modifications to Investment Advisory Agreement

Ladies and Gentlemen:

         Reference is herein made to that certain Investment Advisory Agreement dated February 4, 1994, by and between Energy Capital Investment Company PLC and EnCap Investments L.C. (now known as EnCap Investments L.L.C.), as heretofore amended (the "Agreement"). Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to them in the Agreement.

         Subject to the terms of the Agreement, the Company appointed EnCap to act as an advisor, manager and agent with respect to the negotiation, purchase and sale of Investments. Currently included in the Investments made by the Company (or its Affiliate, ECIC Corporation) pursuant to the Agreement are the U.S. securities described more particularly in Annex I hereto (the "Securities").

         The Company and EnCap hereby agree that, notwithstanding anything in the Agreement to the contrary, EnCap, on and after the date the Company accepts and agrees to this letter agreement (the "Effective Date"), will no longer have
(i) any voting power with respect to the Securities, including the power to vote or direct the voting of the Securities, (ii) any investment power with respect to the Securities, including the power to dispose or direct the disposition of the Securities, or (iii) any other powers, rights, duties or obligations with respect to the Securities, including any powers or rights that would in any way attribute "beneficial ownership" of the Securities to EnCap, as defined in and for purposes of Rule 13d-3 promulgated pursuant to the Securities Exchange Act of 1934, as amended ("Rule 13d-3"), it being the express intention and agreement of the parties hereto that all such powers, rights, duties and obligations of EnCap with respect to the Securities will be revoked in all respects and that all such powers, rights, duties and obligations with respect to the Securities will be retained by, and vested solely in, the Company or ECIC Corporation, as applicable. As such, on and after the Effective Date, (i) the Securities will no longer be deemed Investments under, or otherwise subject to the Agreement, and
(ii) without limiting the foregoing provisions of this paragraph,

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EnCap will not provide the Company or its Affiliates with any information regarding the Securities.

         In connection with the foregoing, the Company and EnCap further agree, notwithstanding anything in the Agreement to the contrary, as follows:

         1. The Company acknowledges and affirms that (i) it has reviewed Annex II hereto prepared by EnCap's U.S. legal counsel, Thompson & Knight LLP, (ii) it has been furnished the documents listed in Annex III attached hereto, (iii) it has furnished and reviewed both this letter agreement (and the attached Annexes) and the documents listed in Annex III with its own legal counsel, and
               (iv) assuming the accuracy of the facts set forth in Annex I, the genuineness, authenticity, and completeness of the documents listed in Annex II, and that no other material agreements or documents affect the Securities, it understands and agrees with, based on such review and the advice of its own legal counsel, the conclusions set forth in Annex II. The Company also acknowledges and affirms that (a) the Company understands Annex II was prepared solely for the benefit of EnCap by EnCap's U.S. legal counsel and (b) the Company has relied solely upon its own legal counsel for purposes of its above agreement with the conclusions set forth in Annex II and not upon EnCap or EnCap's U.S. legal counsel.

         2. EnCap agrees that as promptly as reasonably practicable and, in any event, within 10 days of the Effective Date, it will file amendments to the Schedule 13Ds previously filed by it with the U.S. Securities and Exchange Commission with respect to the Securities reflecting that EnCap no longer has "beneficial ownership" of the Securities, as defined in and for purposes of Rule 13d-3. The Company agrees that EnCap may specifically rely upon this letter agreement for purposes of filing the above-mentioned amendments and that EnCap may file a copy of this letter agreement with such amendments if necessary to comply with the provisions of Rule 13d-3.

         3. EnCap agrees that within two business days of the Effective Date, it will file any Form 4s required to be filed by it with the U.S. Securities and Exchange Commission with respect to the Securities reflecting a change in EnCap's "beneficial ownership" of the Securities.

         4. EnCap agrees to forward to the Company, within 10 days of the Effective Date all certificates that it has in its possession representing the Securities.

         5. Subject to the terms of this paragraph 5, the Company shall indemnify, defend and hold harmless EnCap, its affiliates, and each managing director, director, officer, member, stockholder, owner, employee or agent of EnCap or any affiliate thereof and their respective heirs, legal representatives, successors and assigns (an "Indemnified Party"), from and against any and all claims, actions, causes of action, demands, assessments, losses, damages, liabilities, judgments, settlements,

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               penalties, costs and expenses (including reasonable attorneys', consultants' or experts' fees and expenses) (collectively "Losses"), asserted against, relating to, imposed upon or incurred by any of them, directly or indirectly, based upon, arising out of or otherwise in respect of any breach of or non-compliance by the Company with applicable laws governing the ownership and resale of the Securities after the Effective Date, including applicable U.S. Federal and state securities laws, rules and regulations; provided, however, that the Company shall not be liable for any Losses that arise from or relate to fraud, negligence, willful default, bad faith or misconduct of an Indemnified Party. In the event that any claim or demand for which the Company would be liable under this paragraph 5 is asserted against or sought to be collected from an Indemnified Party by a third party, the Indemnified Party shall with reasonable promptness notify the Company of such claim or demand, but the failure so to notify the Company shall not relieve the Company except to the extent the Company demonstrates that the defense of such claim or demand is prejudiced thereby. The Company shall have 30 days from receipt of the above notice from the Indemnified Party (the "Notice Period") to notify the Indemnified Party whether or not the Company desires, at the Company's sole cost and expense, to defend the Indemnified Party against such claim or demand; provided, that the Indemnified Party is hereby authorized prior to and during the Notice Period to file any motion, answer or other pleading that it shall deem necessary or appropriate to protect its interests or those of the Company and not prejudicial to the Company. If the Company elects to assume the defense of any such claim or demand, the Indemnified Party shall have the right to employ separate counsel at its own expense and to participate in the defense thereof. If the Company elects not to assume the defense of such claim or demand (or fails to give notice to the Indemnified Party during the Notice Period), the Indemnified Party shall be entitled to assume the defense of such claim or demand with counsel of its own choice, at the expense of the Company. If the claim or demand is asserted against both the Company and the Indemnified Party and there is a conflict of interest which renders it inappropriate for the same counsel to represent both the Company and the Indemnified Party, the Company shall be responsible for paying separate counsel for the Indemnified Party; provided, however, that if there is more than one Indemnified Party, the Company shall not be responsible for paying for more than one separate firm of attorneys to represent the Indemnified Parties, regardless of the number of Indemnified Parties. If the Company elects to assume the defense of such claim or demand, (i) no compromise or settlement thereof may be effected by the Company without the Indemnified Party's written consent (which shall not be unreasonably withheld) unless the sole relief provided is monetary damages that are paid in full by the Company and (ii) the Company shall have no liability with respect to any compromise or settlement thereof effected without its written consent (which shall not be unreasonably withheld).

         6. The Company agrees to promptly reimburse EnCap up to $7,000.00 for all reasonable third party out-of-pocket costs and expenses (including attorney's fees

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               and printing expenses) incurred by EnCap in the preparation of this letter agreement and any amendments or modifications hereto, the filing of amendments to the Schedule 13Ds as referenced in
               Section 2 above, the filing of Form 4s as referenced in Section 3 above, the transfer of the Securities, and in otherwise performing its obligations hereunder.

         7. EnCap shall not be entitled to any compensation with respect to the transactions contemplated by this letter agreement (except to the extent of the reimbursement provided in Section 6 above) and EnCap waives its right under the Agreement to receive three (3) months notice in respect of the termination hereby of its appointment as advisor in respect of the Securities.

         8. EnCap agrees that from and after the Effective Date, the value of the Securities shall not be included in calculating NAV pursuant to Clause 5 of the Agreement.

         9. EnCap covenants and agrees that if, after the Effective Date, any of the securities included in the Investments (other than the Securities) are exchanged for or become securities of an issuer that is required to file periodic and other reports pursuant to
               Section 13 of the Securities Exchange Act of 1934, as amended, this letter will be appropriately amended by EnCap and the Company to include such securities in the definition of "Securities" as used herein, and to supplement Annexes I, II, and III hereto.

         10. EnCap agrees that it will not, directly or indirectly, enter into any lock-up or other similar agreement after the Effective Date restricting the rights or transferability of any of the Investments for a period of 180 days or more without the prior written consent of the Company, which consent shall not be unreasonably withheld by the Company. Further, EnCap agrees that if it enters into any lock-up or other similar agreement after the Effective Date restricting the rights or transferability of any of the Investments for a period of less than 180 days, it will promptly notify the Company of such agreement and will provide the Company with a copy of such agreement.

         All notices or other communications required or permitted to be given to a party hereto pursuant to this Agreement shall be in writing and shall be given either (i) in person, (ii) by mail, postage prepaid, (iii) by facsimile (with signed confirmed copy to follow by mail in the same manner as provided in clause (ii) above) or (iv) by expedited delivery service with proof of delivery, to the address listed below such party's signature block hereto (or at such other address as shall be specified by such party by like notice). Notices sent by hand delivery shall be deemed to have been given when received; notices mailed in accordance with the foregoing shall be deemed to have been given five business days following the date mailed; and notices sent by overnight courier service shall be deemed to have been given on the next business day following the date so sent.

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         This letter agreement may be executed in multiple counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other party. In making proof of this letter agreement, it shall not be necessary to produce or account for more than one counterpart. A telecopied facsimile of an executed counterpart of this letter agreement shall be sufficient to evidence the binding agreement of a party to the terms hereof.

         This letter agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, beneficiaries, legal representatives, successors and assigns; provided that the Company may not assign its indemnification obligations hereunder without the written consent of EnCap.

         If any provision of this letter agreement is held to be unenforceable, this letter agreement shall be considered divisible and such provision shall be deemed inoperative to the extent it is deemed unenforceable, and in all other respects this letter agreement shall remain in full force and effect; provided, however, that if any such provision may be made enforceable by limitation thereof, then such provision shall be deemed to be so limited and shall be enforceable to the maximum extent permitted by applicable law.

         The failure of any party hereto to insist upon strict performance of a covenant hereunder or of any obligation hereunder, irrespective of the length of time for which such failure continues, shall not be a waiver of such party's right to demand strict compliance in the future. No consent or waiver, express or implied, to or of any breach or default in the performance of any obligation hereunder shall constitute a consent or waiver to or of any other breach or default in the performance of the same or any other obligation hereunder.

         The word "includes" and its derivatives shall mean "includes, but is not limited to" and corresponding derivative expressions.

         THIS LETTER AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

         The Agreement, as amended or modified by this letter agreement, is hereby ratified and confirmed in all respects.

                  -REMAINDER OF PAGE INTENTIONALLY LEFT BLANK;
                             SIGNATURE PAGE FOLLOWS-


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                                      Yours very truly,

                                      ENCAP INVESTMENTS L.L.C.

                                      By:
                                         --------------------
                                         Managing Director

                                      ADDRESS FOR NOTICE PURPOSES:

                                      EnCap Investments L.L.C.
                                      1100 Louisiana Street
                                      Suite 3150
                                      Houston, Texas 77002
                                      Fax:  713-659-6100
                                      Attention:  Managing Director


         AGREED AND ACCEPTED
         AS OF THIS 16th DAY OF
         APRIL, 2003:


         ENERGY CAPITAL INVESTMENT COMPANY PLC

         By:
            ------------------------
         Name:
              ----------------------
         Title:
               ---------------------

         ADDRESS FOR NOTICE PURPOSES:

         One Bow Churchyard
         London EC4M 9HH
         Fax:
             ------------
         Attention:
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